UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of American Water Works Company, Inc., a Delaware corporation (the “Company”), was held on May 13, 2016. An aggregate of 159,385,467 shares, or 89.6% of the Company’s issued and outstanding common stock as of March 21, 2016, the record date for the 2016 Annual Meeting, was represented in person or by proxy at the 2016 Annual Meeting, constituting a quorum. The results of voting at the 2016 Annual Meeting on each of the matters submitted to a vote of the Company’s stockholders thereat is as set forth below.

1.

The following nine nominees were elected as directors of the Company for a term expiring at the 2017 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, and received the votes set forth adjacent to their names below:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Julie A. Dobson	136,258,549	187,690	117,049	22,822,179
Paul J. Evanson	136,174,119	265,937	123,232	22,822,179
Martha Clark Goss	135,675,982	779,125	108,181	22,822,179
Richard R. Grigg	136,187,175	253,489	122,624	22,822,179
Veronica M. Hagen	136,008,583	436,462	118,243	22,822,179
Julia L. Johnson	135,092,006	1,357,601	113,681	22,822,179
Karl F. Kurz	136,070,246	369,302	123,740	22,822,179
George MacKenzie	135,691,530	756,248	115,510	22,822,179
Susan N. Story	136,242,552	210,051	110,685	22,822,179

2.	The approval, on an advisory basis, of the compensation of our named executive officers received the votes set forth below:

For	Against	Abstain	Broker Non-Votes
133,039,461	3,070,901	452,926	22,822,179

3.

The ratification of the appointment, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016, was approved by the following vote:

For	Against	Abstain
157,254,252	1,816,237	314,978

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: May 13, 2016	By:	/s/ MICHAEL A. SGRO
Michael A. Sgro
Executive Vice President, General Counsel and Secretary